Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-52916 and No. 333-11157 of VirtualFund.com, Inc. on Form S-8 of our report dated October 21, 1999, appearing in the Annual Report on Form 10-K of VirtualFund.com, Inc. for the year ended June 30, 2001.

                                                                                                        /s/ Deloitte and Touche LLP

Minneapolis, Minnesota

December 18, 2002